Exhibit 99.1

National Bank Holdings Corporation Announces

Quarterly Dividend, Fourth Quarter and Full Year 2024 Financial Results

NYSE Ticker: NBHC

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (the “Company”) reported:

	For the quarter(1)			For the year		2024 Adjusted (2)
	4Q24	3Q24	4Q23	2024	2023	QTD	YTD
Net income ($000's)	$28,184	$33,105	$33,121	$118,815	$142,048	$33,232	$123,863
Earnings per share - diluted	$0.73	$0.86	$0.87	$3.08	$3.72	$0.86	$3.22
Return on average assets	1.13%	1.32%	1.33%	1.20%	1.45%	1.33%	1.25%
Return on average tangible assets(2)	1.23%	1.43%	1.44%	1.30%	1.57%	1.44%	1.36%
Return on average equity	8.59%	10.33%	11.10%	9.41%	12.29%	10.13%	9.81%
Return on average tangible common equity(2)	12.31%	14.84%	16.56%	13.65%	18.23%	14.40%	14.20%

(1)	Ratios are annualized.
(2)	See non-GAAP reconciliations starting on page 15.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered quarterly earnings of $0.86 per diluted share and a return on average tangible common equity of 14.40%, adjusted for the impact of security sales during the quarter. We remain focused on disciplined loan and deposit pricing, delivering net interest income growth of 11.3% annualized during the quarter, and 12 basis points of margin expansion with a strong net interest margin of 3.99%. Our teams generated loan originations of $1.5 billion and grew total average deposits 4.7% during 2024. We are committed to growing full client relationships by delivering best-in-class banking solutions, while adhering to prudent and disciplined banking practices.”

Mr. Laney added, “We enter 2025 from a position of strength with optionality for future growth and are pleased with our new business pipelines.  We delivered 11% growth in our tangible book value per share in 2024 and maintain strong capital with a Common Equity Tier 1 capital ratio of 13.2%. Our earnings and capital strength allow us to continue to invest in 2UniFi and Cambr, which we believe will provide unique opportunities for future growth. We remain well positioned to serve our clients and communities in 2025.”

Fourth Quarter 2024 Results

(All comparisons refer to the third quarter of 2024, except as noted)

Net income totaled $28.2 million or $0.73 per diluted share, compared to $33.1 million or $0.86 per diluted share. Fully taxable equivalent pre-provision net revenue totaled $38.6 million, compared to $43.7 million. The return on average tangible assets totaled 1.23%, compared to 1.43%, and the return on average tangible common equity totaled 12.31%, compared to 14.84%.

As previously announced, during the fourth quarter of 2024, the Company sold approximately $130 million of available-for-sale (“AFS”) investment securities on the open market as part of the Company’s strategic balance sheet management. The securities sold resulted in a pre-tax loss of $6.6 million. Proceeds from the sale will be redeployed over time into higher yielding securities.

Adjusting for the non-recurring loss on AFS security sales, net income increased $0.1 million to $33.2 million or $0.86 per diluted share. Adjusted fully taxable equivalent pre-provision net revenue increased $1.5 million to $45.2 million. The adjusted return on average tangible assets was 1.44%, and the adjusted return on average tangible common equity was 14.40%.

Net Interest Income

Fully taxable equivalent net interest income increased $2.5 million to $92.0 million, driven by the quarter’s loan growth and disciplined deposit pricing. Average earning assets decreased $14.6 million as $55.2 million of average loan growth was more than offset by a $64.4 million decrease in average investment securities as a result of strategic balance sheet repositioning.  The fully taxable equivalent net interest margin widened 12 basis points to 3.99%, driven by a 21 basis point improvement in the cost of funds to 2.15%, which was partially offset by a seven basis point decrease in earning asset yields.

Loans

Total loans increased $36.6 million or 1.9% annualized to $7.8 billion at December 31, 2024. We generated quarterly loan fundings of $480.0 million, led by commercial loan fundings of $329.4 million. The fourth quarter weighted average rate on new loans at the time of origination was 7.9%, compared to the year to date weighted average yield of 6.6% on our loan portfolio.

Asset Quality and Provision for Credit Losses

The Company recorded $2.0 million of provision expense for credit losses, consistent with the prior quarter. The current quarter’s provision expense was primarily driven by loan growth and higher reserve requirements. Annualized net charge-offs totaled 0.11% of average total loans, primarily driven by one previously reserved credit during the quarter. Non-performing loans totaled 0.46% of total loans at December 31, 2024, compared to 0.31%, and non-performing assets totaled 0.47% of total loans and OREO at December 31, 2024, compared to 0.32%. The allowance for credit losses as a percentage of loans totaled 1.22% at December 31, 2024, compared to 1.23% at September 30, 2024.

Deposits

Average total deposits decreased $29.0 million to $8.4 billion during the fourth quarter 2024, and average transaction deposits (defined as total deposits less time deposits) decreased $24.0 million to $7.3 billion. The loan to deposit ratio totaled 94.1% at December 31, 2024, and the mix of transaction deposits to total deposits was 88% at December 31, 2024, consistent with September 30, 2024.

Non-Interest Income

Non-interest income totaled $11.1 million during the fourth quarter, compared to $18.4 million. Included in the quarter was $6.6 million of non-recurring loss on AFS security sales. Excluding this non-recurring item, non-interest income decreased $0.7 million, primarily driven by a $0.7 million decrease in mortgage banking income due to seasonality and a decrease in service charges and bank card income. Partially offsetting these decreases was a $0.7 million increase in other non-interest income driven by our diversified sources of fee revenue.

Non-Interest Expense

Non-interest expense totaled $64.5 million during the fourth quarter, compared to $64.2 million in the prior quarter. Included in the fourth quarter was $1.2 million of banking center consolidation-related expense. Excluding this item, non-interest expense decreased $0.9 million driven by a $1.9 million decrease in salaries and benefits primarily due to lower performance-based compensation, and a $0.5 million decrease in professional fees. Partially offsetting these decreases was an increase in data processing and occupancy and equipment, both driven by investments in technology. The fully taxable equivalent efficiency ratio, excluding other intangible assets amortization and non-recurring loss on AFS security sales, improved 62 basis points during the fourth quarter to 57.0%.

Income tax expense decreased $0.2 million to $6.5 million, due to the fourth quarter’s lower pre-tax income. The effective tax rate was 18.8% for the fourth quarter, and the full year’s effective tax rate was 18.2%.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 10.69%, and the common equity tier 1 capital ratio totaled 13.20% at December 31, 2024. Shareholders’ equity increased $13.1 million to $1.3 billion at December 31, 2024. The fourth quarter’s net income drove $17.0 million of growth in retained earnings after covering the quarter’s dividend, partially offset by a $7.6 million increase in accumulated other comprehensive loss due to changes in the interest rate environment.

Common book value per share increased $0.28 to $34.29 at December 31, 2024. Tangible common book value per share increased $0.37 to $25.28 driven by the quarter’s earnings, partially offset by the quarterly dividend and a $0.19 increase in accumulated other comprehensive loss.

Dividend Announcement

On January 22, 2025, the Company’s Board of Directors approved a cash dividend to shareholders. The quarterly cash dividend of $0.29 per share of common stock will be payable on March 14, 2025 to shareholders of record at the close of business on February 28, 2025.

Year-Over-Year Review

(All comparisons refer to the full year 2023, except as noted)

Net income totaled $118.8 million, or $3.08 per diluted share, compared to net income of $142.0 million, or $3.72 per diluted share in the prior year. The decrease compared to the prior year was largely driven by lower net interest income, due to an increase in cost of funds outpacing the increase in interest income, and $6.6 million of non-recurring loss on AFS security sales. Fully taxable equivalent pre-provision net revenue totaled $159.1 million, compared to $190.0 million. The return on average tangible assets totaled 1.30%, compared to 1.57%, and the return on average tangible common equity was 13.65%, compared to 18.23%.

Adjusting for $6.6 million of non-recurring loss on AFS security sales included in the fourth quarter, net income totaled $123.9 million or $3.22 per diluted share. Adjusted fully taxable equivalent pre-provision net revenue totaled $165.7 million. The adjusted return on average tangible assets was 1.36%, and the adjusted return on average tangible common equity was 14.20%.

Fully taxable equivalent net interest income totaled $352.5 million, compared to $368.1 million. Average earning assets increased $130.9 million, including average loan growth of $262.4 million, which was partially offset by a decrease in average investment securities of $67.5 million. The fully taxable equivalent net interest margin narrowed 23 basis points to 3.85%, as the increase in earning asset yields was more than offset by an increase in the cost of funds. Average interest bearing liabilities increased $441.2 million due to higher average deposit balances, and the cost of funds totaled 2.27%, compared to 1.58% in the prior year.

Loans outstanding totaled $7.8 billion, increasing $52.4 million or 0.7%. New loan fundings during 2024 totaled $1.5 billion, led by commercial loan fundings of $1.0 billion.

The Company recorded $6.8 million of provision expense for credit losses during 2024, compared to $8.3 million in the prior year. The current year’s provision expense was primarily driven by loan growth and higher reserve requirements. Annualized net charge-offs totaled 0.13% of average total loans during 2024, compared to 0.02% of average total loans during 2023. Non-performing loans totaled 0.46% of total loans at December 31, 2024, compared to 0.37%, and non-performing assets totaled 0.47% of total loans and OREO at December 31, 2024, compared to 0.42%. The allowance for credit losses as a percentage of loans totaled 1.22% at December 31, 2024, compared to 1.27% at December 31, 2023.

Average total deposits increased $374.4 million or 4.7% to $8.3 billion, and average transaction deposits increased $325.4 million or 4.7%. The mix of transaction deposits to total deposits was 88%, consistent with December 31, 2023.

Non-interest income totaled $61.2 million, compared to $63.9 million during 2023. Excluding $6.6 million of non-recurring loss on AFS security sales in 2024, non-interest income increased $3.9 million primarily driven by increases in our diversified sources of fee revenue including increases in SBA loan income, trust income, Cambr income and swap fee income. Partially offsetting these increases was a $2.4 million decrease in mortgage banking income as the sustained higher-interest rate environment during the year has resulted in lower mortgage volume.

Non-interest expense totaled $254.6 million, an increase of $12.6 million or 5.2%, largely due to an ongoing investment in technology including specialized technology associates hired in 2024. Salaries and benefits increased $8.5 million, data processing increased $4.4 million and occupancy and equipment increased $2.4 million. Other intangible assets amortization increased $0.6 million due to our Cambr acquisition in April 2023. These increases were partially offset by a decrease of $3.4 million in professional fees.

Income tax expense totaled $26.4 million, a decrease of $7.1 million from the prior year, driven by lower pre-tax income. The effective tax rate was 18.2%, compared to 19.1% in the prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Thursday, January 23, 2025. Interested parties may listen to this call by dialing (888) 394-8218 using the participant passcode of 9370973 and asking for the NBHC Q4 2024 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “adjusted return on average assets,” “tangible assets,” “return on average tangible assets,” “adjusted return on average equity,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization,” “non-interest income adjusted for loss on security sales,” “efficiency ratio excluding other intangible assets amortization, adjusted for the loss on security sales,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income excluding the impact of other intangible assets amortization expense, adjusted for the loss on security sales, after tax,” “net income adjusted for the loss on security sales, after tax,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue, adjusted for loss on security sales,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: the impact of potential regulatory changes to capital requirements, treatment of investment securities and FDIC deposit insurance levels and costs; our ability to execute our business strategy, including our digital strategy, as well as changes in our business strategy or development plans; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business, including increased competition for deposits due to prevailing market interest rates and banking sector volatility; effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; changes in the fair value of our investment securities due to market conditions outside of our control; financial or reputational impacts associated with the increased prevalence of fraud or other financial crimes; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio; the Company’s ability to identify potential candidates for, obtain regulatory approval for, and consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected timeframes, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information; the Company’s ability to achieve organic loan and deposit growth and the  competition for, and composition of, such growth; changes in sources and uses of funds; increased competition in the financial services industry; regulatory and financial impacts associated with the Company growing to over $10 billion in consolidated assets; increases in claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth management business; the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other government inquiries, and the results of regulatory examinations, reviews or other inquiries, and changes in regulations that apply to us as a Colorado state-chartered bank and a Wyoming state-chartered bank; technological changes, including with respect to the advancement of artificial intelligence; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; changes in our management personnel and the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;  financial, reputational, or strategic risks associated with our investments in financial technology companies and initiatives; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally, on us, or our counterparties specifically; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Total interest and dividend income	$136,086	$138,003	$134,703	$538,268	$495,415
Total interest expense	45,955	50,350	45,202	192,880	133,464
Net interest income	90,131	87,653	89,501	345,388	361,951
Taxable equivalent adjustment	1,874	1,816	1,667	7,094	6,099
Net interest income FTE(1)	92,005	89,469	91,168	352,482	368,050
Provision expense for credit losses	1,979	2,000	4,570	6,755	8,295
Net interest income after provision for credit losses FTE(1)	90,026	87,469	86,598	345,727	359,755
Non-interest income:
Service charges	4,359	4,912	4,831	17,957	18,225
Bank card fees	4,671	4,832	4,915	18,963	19,636
Mortgage banking income	2,296	2,981	2,020	11,228	13,634
Other non-interest income	6,375	5,664	4,298	19,665	12,422
Loss on security sales	(6,582)	—	—	(6,582)	—
Total non-interest income	11,119	18,389	16,064	61,231	63,917
Non-interest expense:
Salaries and benefits	35,459	37,331	34,470	146,243	137,701
Occupancy and equipment	10,193	9,697	10,186	39,951	37,552
Professional fees	1,599	2,111	2,513	7,062	10,464
Data processing	4,900	4,398	2,853	17,481	13,110
Other non-interest expense	10,418	8,648	10,065	35,941	35,758
Other intangible assets amortization	1,977	1,977	2,008	7,939	7,386
Total non-interest expense	64,546	64,162	62,095	254,617	241,971

Income before income taxes FTE(1)	36,599	41,696	40,567	152,341	181,701
Taxable equivalent adjustment	1,874	1,816	1,667	7,094	6,099
Income before income taxes	34,725	39,880	38,900	145,247	175,602
Income tax expense	6,541	6,775	5,779	26,432	33,554
Net income	$28,184	$33,105	$33,121	$118,815	$142,048
Earnings per share - basic	$0.73	$0.86	$0.87	$3.10	$3.74
Earnings per share - diluted	0.73	0.86	0.87	3.08	3.72

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2024	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$127,848	$180,796	$190,826
Investment securities available-for-sale	527,547	708,987	628,829
Investment securities held-to-maturity	533,108	538,157	585,052
Non-marketable securities	76,462	72,353	90,477
Loans	7,751,143	7,714,495	7,698,758
Allowance for credit losses	(94,455)	(95,047)	(97,947)
Loans, net	7,656,688	7,619,448	7,600,811
Loans held for sale	24,495	16,765	18,854
Other real estate owned	662	1,432	4,088
Premises and equipment, net	196,773	191,889	162,733
Goodwill	306,043	306,043	306,043
Intangible assets, net	58,432	60,390	66,025
Other assets	299,635	297,023	297,326
Total assets	$9,807,693	$9,993,283	$9,951,064
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,213,685	$2,268,801	$2,361,367
Interest bearing demand deposits	1,411,860	1,407,667	1,480,042
Savings and money market	3,592,312	3,768,211	3,367,012
Total transaction deposits	7,217,857	7,444,679	7,208,421
Time deposits	1,020,036	1,052,449	981,970
Total deposits	8,237,893	8,497,128	8,190,391
Securities sold under agreements to repurchase	18,895	19,517	19,627
Long-term debt	54,511	54,433	54,200
Federal Home Loan Bank advances	50,000	—	340,000
Other liabilities	141,319	130,208	134,039
Total liabilities	8,502,618	8,701,286	8,738,257
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,167,431	1,164,395	1,162,269
Retained earnings	508,864	491,849	433,126
Treasury stock	(301,694)	(302,277)	(306,702)
Accumulated other comprehensive loss, net of tax	(70,041)	(62,485)	(76,401)
Total shareholders' equity	1,305,075	1,291,997	1,212,807
Total liabilities and shareholders' equity	$9,807,693	$9,993,283	$9,951,064
SHARE DATA
Average basic shares outstanding	38,327,964	38,277,042	38,013,791
Average diluted shares outstanding	38,565,164	38,495,091	38,162,538
Ending shares outstanding	38,054,482	37,988,364	37,784,851
Common book value per share	$34.29	$34.01	$32.10
Tangible common book value per share(1) (non-GAAP)	25.28	24.91	22.77
Tangible common book value per share, excluding accumulated other comprehensive loss(1) (non-GAAP)	27.12	26.56	24.79
CAPITAL RATIOS
Average equity to average assets	13.10%	12.80%	11.97%
Tangible common equity to tangible assets(1)	10.16%	9.81%	8.96%
Tier 1 leverage ratio	10.69%	10.44%	9.74%
Common equity tier 1 risk-based capital ratio	13.20%	12.88%	11.89%
Tier 1 risk-based capital ratio	13.20%	12.88%	11.89%
Total risk-based capital ratio	15.11%	14.79%	13.80%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 15.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2024		December 31, 2024
			vs. September 30, 2024		vs. December 31, 2023
	December 31, 2024	September 30, 2024	% Change	December 31, 2023	% Change
Originated:
Commercial:
Commercial and industrial	$1,881,570	$1,894,830	(0.7)%	$1,825,425	3.1%
Municipal and non-profit	1,106,865	1,096,843	0.9%	1,083,457	2.2%
Owner-occupied commercial real estate	1,048,481	949,330	10.4%	879,686	19.2%
Food and agribusiness	266,332	257,743	3.3%	265,902	0.2%
Total commercial	4,303,248	4,198,746	2.5%	4,054,470	6.1%
Commercial real estate non-owner occupied	1,123,718	1,113,796	0.9%	1,071,529	4.9%
Residential real estate	922,328	933,644	(1.2)%	919,139	0.3%
Consumer	12,773	13,600	(6.1)%	16,686	(23.5)%
Total originated	6,362,067	6,259,786	1.6%	6,061,824	5.0%

Acquired:
Commercial:
Commercial and industrial	114,255	116,683	(2.1)%	141,484	(19.2)%
Municipal and non-profit	277	282	(1.8)%	299	(7.4)%
Owner-occupied commercial real estate	215,663	221,928	(2.8)%	244,087	(11.6)%
Food and agribusiness	36,987	43,733	(15.4)%	58,695	(37.0)%
Total commercial	367,182	382,626	(4.0)%	444,565	(17.4)%
Commercial real estate non-owner occupied	688,620	720,384	(4.4)%	785,221	(12.3)%
Residential real estate	331,510	349,916	(5.3)%	404,648	(18.1)%
Consumer	1,764	1,783	(1.1)%	2,500	(29.4)%
Total acquired	1,389,076	1,454,709	(4.5)%	1,636,934	(15.1)%
Total loans	$7,751,143	$7,714,495	0.5%	$7,698,758	0.7%

Loan Fundings(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2024	2024	2024	2024	2023
Commercial:
Commercial and industrial	$146,600	$93,711	$241,910	$53,978	$135,954
Municipal and non-profit	49,175	35,677	28,785	14,564	79,650
Owner occupied commercial real estate	117,850	70,517	102,615	35,128	75,631
Food and agribusiness	15,796	19,205	11,040	(7,204)	10,646
Total commercial	329,421	219,110	384,350	96,466	301,881
Commercial real estate non-owner occupied	119,132	91,809	83,184	73,789	107,738
Residential real estate	30,750	47,322	36,124	29,468	48,925
Consumer	726	1,010	1,547	234	1,849
Total	$480,029	$359,251	$505,205	$199,957	$460,393

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $64,375, $16,302, $19,281, ($59,523) and $16,954 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,368,697	$107,400	6.71%	$6,251,827	$108,403	6.90%	$5,985,610	$102,504	6.79%
Acquired loans	1,425,344	22,253	6.21%	1,487,002	22,660	6.06%	1,646,696	25,407	6.12%
Loans held for sale	20,196	320	6.30%	18,078	319	7.02%	16,599	321	7.67%
Investment securities available-for-sale	735,977	3,196	1.74%	790,268	5,132	2.60%	739,471	3,715	2.01%
Investment securities held-to-maturity	537,970	3,887	2.89%	548,120	2,344	1.71%	594,149	2,596	1.75%
Other securities	29,256	434	5.93%	26,213	405	6.18%	40,355	741	7.34%
Interest earning deposits	60,400	470	3.10%	70,946	556	3.12%	125,097	1,086	3.44%
Total interest earning assets FTE(2)	$9,177,840	$137,960	5.98%	$9,192,454	$139,819	6.05%	$9,147,977	$136,370	5.91%
Cash and due from banks	$81,371			$86,887			$105,323
Other assets	793,734			777,758			730,220
Allowance for credit losses	(95,750)			(96,369)			(94,466)
Total assets	$9,957,195			$9,960,730			$9,889,054
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,087,799	$35,443	2.77%	$5,134,650	$40,146	3.11%	$4,751,563	$32,887	2.75%
Time deposits	1,034,560	9,169	3.53%	1,039,563	9,220	3.53%	986,513	6,876	2.77%
Securities sold under agreements to repurchase	18,374	5	0.11%	17,146	5	0.12%	17,812	5	0.11%
Long-term debt	54,464	518	3.78%	54,383	519	3.80%	54,151	518	3.80%
Federal Home Loan Bank advances	66,428	820	4.91%	32,641	460	5.61%	348,775	4,916	5.59%
Total interest bearing liabilities	$6,261,625	$45,955	2.92%	$6,278,383	$50,350	3.19%	$6,158,814	$45,202	2.91%
Demand deposits	$2,249,614			$2,226,807			$2,390,457
Other liabilities	141,327			180,667			155,619
Total liabilities	8,652,566			8,685,857			8,704,890
Shareholders' equity	1,304,629			1,274,873			1,184,164
Total liabilities and shareholders' equity	$9,957,195			$9,960,730			$9,889,054
Net interest income FTE(2)		$92,005			$89,469			$91,168
Interest rate spread FTE(2)			3.06%			2.86%			3.00%
Net interest earning assets	$2,916,215			$2,914,071			$2,989,163
Net interest margin FTE(2)			3.99%			3.87%			3.95%
Average transaction deposits	$7,337,413			$7,361,457			$7,142,020
Average total deposits	8,371,973			8,401,020			8,128,533
Ratio of average interest earning assets to average interest bearing liabilities	146.57%			146.41%			148.53%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,874, $1,816 and $1,667 for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2024			For the year ended December 31, 2023
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,186,075	$418,512	6.77%	$5,739,310	$361,032	6.29%
Acquired loans	1,516,032	92,666	6.11%	1,700,419	104,933	6.17%
Loans held for sale	16,801	1,182	7.04%	21,756	1,510	6.94%
Investment securities available-for-sale	770,023	17,532	2.28%	774,337	15,370	1.98%
Investment securities held-to-maturity	557,438	11,164	2.00%	620,595	10,960	1.77%
Other securities	28,893	1,832	6.34%	44,936	3,254	7.24%
Interest earning deposits	78,756	2,474	3.14%	121,758	4,455	3.66%
Total interest earning assets FTE(2)	$9,154,018	$545,362	5.96%	$9,023,111	$501,514	5.56%
Cash and due from banks	$92,705			$109,496
Other assets	774,859			725,797
Allowance for credit losses	(96,931)			(91,956)
Total assets	$9,924,651			$9,766,448
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,070,271	$151,683	2.99%	$4,337,231	$87,957	2.03%
Time deposits	1,019,978	34,509	3.38%	970,983	21,421	2.21%
Securities sold under agreements to repurchase	17,973	21	0.12%	19,346	22	0.11%
Long-term debt	54,346	2,073	3.81%	54,036	2,073	3.84%
Federal Home Loan Bank advances	84,013	4,594	5.47%	423,783	21,991	5.19%
Total interest bearing liabilities	$6,246,581	$192,880	3.09%	$5,805,379	$133,464	2.30%
Demand deposits	$2,252,887			$2,660,525
Other liabilities	162,797			144,767
Total liabilities	8,662,265			8,610,671
Shareholders' equity	1,262,386			1,155,777
Total liabilities and shareholders' equity	$9,924,651			$9,766,448
Net interest income FTE(2)		$352,482			$368,050
Interest rate spread FTE(2)			2.87%			3.26%
Net interest earning assets	$2,907,437			$3,217,732
Net interest margin FTE(2)			3.85%			4.08%
Average transaction deposits	$7,323,158			$6,997,756
Average total deposits	8,343,136			7,968,739
Ratio of average interest earning assets to average interest bearing liabilities	146.54%			155.43%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $7,094 and $6,099 for the years ended December 31, 2024 and 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	December 31, 2024	September 30, 2024	December 31, 2023
Beginning allowance for credit losses	$95,047	$96,457	$93,446
Charge-offs	(2,391)	(3,505)	(357)
Recoveries	175	95	58
Provision expense for credit losses	1,624	2,000	4,800
Ending allowance for credit losses ("ACL")	$94,455	$95,047	$97,947
Ratio of annualized net charge-offs to average total loans during the period	0.11%	0.18%	0.02%
Ratio of ACL to total loans outstanding at period end	1.22%	1.23%	1.27%
Ratio of ACL to total non-performing loans at period end	262.42%	403.68%	346.99%
Total loans	$7,751,143	$7,714,495	$7,698,758
Average total loans during the period	7,772,712	7,714,765	7,594,725
Total non-performing loans	35,994	23,545	28,228

Past Due and Non-accrual Loans

	December 31, 2024	September 30, 2024	December 31, 2023
Loans 30-89 days past due and still accruing interest	$23,164	$31,253	$12,232
Loans 90 days past due and still accruing interest	14,940	9,509	591
Non-accrual loans	35,994	23,545	28,228
Total past due and non-accrual loans	$74,098	$64,307	$41,051
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.66%	0.43%	0.37%

Asset Quality Data

	December 31, 2024	September 30, 2024	December 31, 2023
Non-performing loans	$35,994	$23,545	$28,228
OREO	662	1,432	4,088
Total non-performing assets	$36,656	$24,977	$32,316
Total non-performing loans to total loans	0.46%	0.31%	0.37%
Total non-performing assets to total loans and OREO	0.47%	0.32%	0.42%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Return on average assets	1.13%	1.32%	1.33%	1.20%	1.45%
Return on average tangible assets(2)	1.23%	1.43%	1.44%	1.30%	1.57%
Return on average tangible assets, adjusted(2)	1.44%	1.43%	1.44%	1.36%	1.57%
Return on average equity	8.59%	10.33%	11.10%	9.41%	12.29%
Return on average tangible common equity(2)	12.31%	14.84%	16.56%	13.65%	18.23%
Return on average tangible common equity, adjusted(2)	14.40%	14.84%	16.56%	14.20%	18.23%
Loan to deposit ratio (end of period)	94.09%	90.79%	94.00%	94.09%	94.00%
Non-interest bearing deposits to total deposits (end of period)	26.87%	26.70%	28.83%	26.87%	28.83%
Net interest margin(3)	3.91%	3.79%	3.88%	3.77%	4.01%
Net interest margin FTE(2)(3)	3.99%	3.87%	3.95%	3.85%	4.08%
Interest rate spread FTE(2)(4)	3.06%	2.86%	3.00%	2.87%	3.26%
Yield on earning assets(5)	5.90%	5.97%	5.84%	5.88%	5.49%
Yield on earning assets FTE(2)(5)	5.98%	6.05%	5.91%	5.96%	5.56%
Cost of funds	2.15%	2.36%	2.10%	2.27%	1.58%
Cost of deposits	2.12%	2.34%	1.94%	2.23%	1.37%
Non-interest income to total revenue FTE(9)	10.78%	17.05%	14.98%	14.80%	14.80%
Non-interest expense to average assets	2.58%	2.56%	2.49%	2.57%	2.48%
Efficiency ratio	63.75%	60.51%	58.82%	62.62%	56.82%
Efficiency ratio excluding other intangible assets amortization, adjusted for the loss on security sales FTE (2)	57.03%	57.65%	56.03%	58.69%	54.31%
Pre-provision net revenue	$36,704	$41,880	$43,470	$152,002	$183,897
Pre-provision net revenue FTE(2)	38,578	43,696	45,137	159,096	189,996
Pre-provision net revenue FTE, adjusted(2)	45,160	43,696	45,137	165,678	189,996

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.46%	0.31%	0.37%	0.46%	0.37%
Non-performing assets to total loans and OREO	0.47%	0.32%	0.42%	0.47%	0.42%
Allowance for credit losses to total loans	1.22%	1.23%	1.27%	1.22%	1.27%
Allowance for credit losses to non-performing loans	262.42%	403.68%	346.99%	262.42%	346.99%
Net charge-offs to average loans	0.11%	0.18%	0.02%	0.13%	0.02%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 15.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.
(9)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income. Ratio represents a non-GAAP financial measure.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2024	September 30, 2024	December 31, 2023
Total shareholders' equity	$1,305,075	$1,291,997	$1,212,807
Less: goodwill and other intangible assets, net	(356,777)	(358,754)	(364,716)
Add: deferred tax liability related to goodwill	13,535	13,203	12,208
Tangible common equity (non-GAAP)	$961,833	$946,446	$860,299

Total assets	$9,807,693	$9,993,283	$9,951,064
Less: goodwill and other intangible assets, net	(356,777)	(358,754)	(364,716)
Add: deferred tax liability related to goodwill	13,535	13,203	12,208
Tangible assets (non-GAAP)	$9,464,451	$9,647,732	$9,598,556

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.31%	12.93%	12.19%
Less: impact of goodwill and other intangible assets, net	(3.15)%	(3.12)%	(3.23)%
Tangible common equity to tangible assets (non-GAAP)	10.16%	9.81%	8.96%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$961,833	$946,446	$860,299
Divided by: ending shares outstanding	38,054,482	37,988,364	37,784,851
Tangible common book value per share (non-GAAP)	$25.28	$24.91	$22.77

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$961,833	$946,446	$860,299
Accumulated other comprehensive loss, net of tax	70,041	62,485	76,401
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	1,031,874	1,008,931	936,700
Divided by: ending shares outstanding	38,054,482	37,988,364	37,784,851
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$27.12	$26.56	$24.79

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$28,184	$33,105	$33,121	$118,815	$142,048
Add: loss on security sales, after tax (non-GAAP)(1)	5,048	—	—	5,048	—
Net income adjusted for the loss on security sales, after tax (non-GAAP)(1)	$33,232	$33,105	$33,121	$123,863	$142,048

Net income	$28,184	$33,105	$33,121	$118,815	$142,048
Add: impact of other intangible assets amortization expense, after tax	1,516	1,517	1,541	6,089	5,668
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$29,700	$34,622	$34,662	$124,904	$147,716

Net income excluding the impact of other intangible assets amortization expense, after tax	$29,700	$34,622	$34,662	$124,904	$147,716
Add: loss on security sales, after tax (non-GAAP)(1)	5,048	—	—	5,048	—
Net income excluding the impact of other intangible assets amortization expense, adjusted for the loss on security sales, after tax (non-GAAP)(1)	$34,748	$34,622	$34,662	$129,952	$147,716

Average assets	$9,957,195	$9,960,730	$9,889,054	$9,924,651	$9,766,448
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(344,417)	(346,757)	(353,712)	(347,388)	(345,321)
Average tangible assets (non-GAAP)	$9,612,778	$9,613,973	$9,535,342	$9,577,263	$9,421,127

Average shareholders' equity	$1,304,629	$1,274,873	$1,184,164	$1,262,386	$1,155,777
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(344,417)	(346,757)	(353,712)	(347,388)	(345,321)
Average tangible common equity (non-GAAP)	$960,212	$928,116	$830,452	$914,998	$810,456

Return on average assets	1.13%	1.32%	1.33%	1.20%	1.45%
Adjusted return on average assets (non-GAAP)	1.33%	1.32%	1.33%	1.25%	1.45%
Return on average tangible assets (non-GAAP)	1.23%	1.43%	1.44%	1.30%	1.57%
Adjusted return on average tangible assets (non-GAAP)	1.44%	1.43%	1.44%	1.36%	1.57%
Return on average equity	8.59%	10.33%	11.10%	9.41%	12.29%
Adjusted return on average equity (non-GAAP)	10.13%	10.33%	11.10%	9.81%	12.29%
Return on average tangible common equity (non-GAAP)	12.31%	14.84%	16.56%	13.65%	18.23%
Adjusted return on average tangible common equity (non-GAAP)	14.40%	14.84%	16.56%	14.20%	18.23%

(1) Adjustments:
Loss on security sales (non-GAAP)	$6,582	$—	$—	$6,582	$—
Tax benefit impact	(1,534)	—	—	(1,534)	—
Total adjustments, after tax (non-GAAP)	$5,048	$—	$—	$5,048	$—

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Interest income	$136,086	$138,003	$134,703	$538,268	$495,415
Add: impact of taxable equivalent adjustment	1,874	1,816	1,667	7,094	6,099
Interest income FTE (non-GAAP)	$137,960	$139,819	$136,370	$545,362	$501,514

Net interest income	$90,131	$87,653	$89,501	$345,388	$361,951
Add: impact of taxable equivalent adjustment	1,874	1,816	1,667	7,094	6,099
Net interest income FTE (non-GAAP)	$92,005	$89,469	$91,168	$352,482	$368,050

Average earning assets	$9,177,840	$9,192,454	$9,147,977	$9,154,018	$9,023,111
Yield on earning assets	5.90%	5.97%	5.84%	5.88%	5.49%
Yield on earning assets FTE (non-GAAP)	5.98%	6.05%	5.91%	5.96%	5.56%
Net interest margin	3.91%	3.79%	3.88%	3.77%	4.01%
Net interest margin FTE (non-GAAP)	3.99%	3.87%	3.95%	3.85%	4.08%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net interest income	$90,131	$87,653	$89,501	$345,388	$361,951
Add: impact of taxable equivalent adjustment	1,874	1,816	1,667	7,094	6,099
Net interest income FTE (non-GAAP)	$92,005	$89,469	$91,168	$352,482	$368,050

Non-interest income	$11,119	$18,389	$16,064	$61,231	$63,917
Add: loss on security sales (non-GAAP)	6,582	—	—	6,582	—
Non-interest income adjusted for loss on security sales (non-GAAP)	$17,701	$18,389	$16,064	$67,813	$63,917

Non-interest expense	$64,546	$64,162	$62,095	$254,617	$241,971
Less: other intangible assets amortization	(1,977)	(1,977)	(2,008)	(7,939)	(7,386)
Non-interest expense excluding other intangible assets amortization (non-GAAP)	$62,569	$62,185	$60,087	$246,678	$234,585

Efficiency ratio	63.75%	60.51%	58.82%	62.62%	56.82%
Efficiency ratio FTE (non-GAAP)	62.59%	59.49%	57.91%	61.54%	56.02%
Efficiency ratio excluding other intangible assets amortization, adjusted for the loss on security sales FTE (non-GAAP)	57.03%	57.65%	56.03%	58.69%	54.31%
Pre-provision net revenue (non-GAAP)	$36,704	$41,880	$43,470	$152,002	$183,897
Pre-provision net revenue, FTE (non-GAAP)	38,578	43,696	45,137	159,096	189,996
Pre-provision net revenue FTE, adjusted for loss on security sales (non-GAAP)	45,160	43,696	45,137	165,678	189,996

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Adjustments to net income:
Net income	$28,184	$33,105	$33,121	$118,815	$142,048
Add: adjustment for loss on security sales, after tax (non-GAAP)	5,048	—	—	5,048	—
Adjusted net income (non-GAAP)	$33,232	$33,105	$33,121	$123,863	$142,048

Adjustments to earnings per share:
Earnings per share diluted	$0.73	$0.86	$0.87	$3.08	$3.72
Add: adjustment for loss on security sales, after tax (non-GAAP)	0.13	—	—	0.14	—
Adjusted earnings per share - diluted (non-GAAP)	$0.86	$0.86	$0.87	$3.22	$3.72